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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2002

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Exact names of registrants as specified in their charters)

Delaware Texas (States or other jurisdictions of incorporation)	001-15843 333-48279 (Commission file numbers)	13-3989167 74-1282680 (IRS employer identification nos.)
4440 Brittmoore Road, Houston, Texas 77041 (Address of principal executive offices) (Zip code)	(713) 335-7000 (Registrants' telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On July 24, 2002, Universal Compression Holdings, Inc. (the "Company") issued a press release announcing earnings for its first fiscal quarter, ended June 30, 2002, of the 2003 fiscal year. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
99.1	Press Release dated July 24, 2002

Item 9. Regulation FD Disclosure.

        On Thursday morning, July 25, 2002, the Company broadcast a conference call live over the Internet to investors to discuss the results of its fiscal 2003 first quarter ended June 30, 2002, and other corporate matters. A transcript of the call will be archived through August 1, 2002 for those unable to listen to the live broadcast. To access the transcript, log on to www.universalcompression.com or www.prnewswire.com or call (402) 220-4330.

        During the call, the Company discussed its revenues, earnings per share and EBITDA, as adjusted (as defined below), for the recent quarter, as well as horsepower utilization rates and margin information with respect to its various business segments and its fabrication backlog for the quarter. As of June 30, 2002, including its operating leases, the Company's debt to capitalization ratio was approximately 57%, including approximately $709 million of operating leases having a net book value of approximately $590 million. Total capital expenditures for the quarter was approximately $30 million, of which $7.5 million was for capitalized maintenance.

        As noted in the earnings release, the Company successfully negotiated new contract terms relating to about 70 percent of its active fleet in Argentina. The favorable impact of these settlements is included in the fiscal 2003 first quarter results. In the fiscal 2003 first quarter, EBITDA, as adjusted, included $2.5 million related to fiscal 2003 first quarter adjustments and $2.1 million related to fiscal 2002 fourth quarter adjustments. The Company expects to reach agreements regarding the remaining contracts in Argentina by the end of the current quarter.

        The Company also discussed its preliminary expectations for the quarter ending September 30, 2002, including revenues of approximately $163-165 million, EBITDA, as adjusted, of approximately $52-53 million, operating lease expense of approximately $15 million, depreciation expense of approximately $15 million and net interest expense of approximately $6 million. Earnings per share for the current quarter are expected to be around $0.34 to $0.35 on a diluted basis. The Company also indicated that it currently has a fabrication backlog of approximately $100 million, including an international fabrication backlog of approximately $40 million. In addition, the Company expects the recently signed 14,000 horsepower purchase-leaseback transaction in Alabama to be operational by the end of the fiscal 2003 second quarter.

        For the current fiscal year ending March 31, 2003, the Company discussed its expectations for revenues of approximately $690-700 million, and for EBITDA, as adjusted, of approximately $226-228 million, operating lease expense of approximately $61-62 million, depreciation expense of approximately $62-63 million and net interest expense of approximately $24 million. The Company expects selling, general and administrative expenses to be approximately $65-66 million and an effective tax rate of 38.5% for the current fiscal year. The Company expects capital expenditures for the fiscal year ending March 31, 2003 to be approximately $140-160 million. Under current market conditions the Company expects earnings per share to be approximately $1.55 to $1.60 for the current fiscal year, based on 31 million diluted shares.

        EBITDA, as adjusted, is defined as net income plus income taxes, interest expense, leasing expense, depreciation and amortization, excluding non-recurring items and extraordinary gains or losses. EBITDA, as adjusted, represents a measure upon which the Company's management assesses financial performance, and financial covenants in the Company's current financing arrangements are tied to similar measures. The financial covenants in the Company's current financing arrangements permit the Company to exclude non-recurring and extraordinary gains and losses from its calculation of EBITDA, as adjusted. EBITDA, as adjusted, is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to operating income or net income as an indicator of the Company's operating performance or to net cash provided by operating activities as a measure of the Company's liquidity. Additionally, the EBITDA, as adjusted, computation used herein may not be comparable to other similarly titled measure of other companies.

        The Company expects to release financial results for its current fiscal quarter ending September 30, 2002 in late October 2002.

        Statements about the Company's outlook and all other statements in this Report other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are beyond the Company's control that could cause its actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, there are inherent difficulties in predicting certain important factors that could impact our future performance. Such risks and uncertainties include, but are not limited to, (1) failure to consummate acquisitions or integrate acquired businesses, (2) conditions in the oil and gas industry, including the demand for natural gas as well as impacts from the price of natural gas and oil, (3) competition among the various providers of contract compression services, (4) changes in safety and environmental regulations pertaining to the production and transportation of natural gas, (5) changes in economic or political conditions in the markets in which the Company operates, (6) acts of war or terrorism or governmental or military responses thereto, (7) introduction of competing technologies by other companies, (8) the ability to retain and grow our customer base, (9) employment workforce factors, including loss of key employees and (10) liability claims related to the use of the Company's products and services. These factors, when applicable, are discussed in the Company's filings with the Securities and Exchange Commission, copies of which are available to the public. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Registrants)
Date: July 26, 2002	By:	/s/ RICHARD W. FITZGERALD Richard W. FitzGerald Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 24, 2002

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EXHIBIT INDEX